Exhibit 99.1

ADTRAN, INC.

REPORTS RESULTS for the SECOND QUARTER 2014 and DECLARES QUARTERLY CASH DIVIDEND

HUNTSVILLE, Ala.—(BUSINESS WIRE)—July 15, 2014—ADTRAN, Inc. (NASDAQ:ADTN) reported results for the second quarter 2014. For the quarter, sales were $176,129,000 compared to $162,233,000 for the second quarter of 2013. Operating income was $19,339,000 compared to $14,053,000 for the second quarter of 2013. Net income was $14,395,000 compared to $9,859,000 for the second quarter of 2013. Earnings per share, assuming dilution, were $0.26 compared to $0.17 for the second quarter of 2013. Non-GAAP earnings per share were $0.30 compared to $0.21 for the second quarter of 2013. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Our long stated goal of geographic diversification continued to pay dividends in the second quarter as international revenues reached a record $79 million. This strength drove our Broadband Access category to achieve record revenues, growing 33% over the same period last year. Operating income increased 38% over the same period last year.”

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2014. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on July 31, 2014. The ex-dividend date is July 29, 2014 and the payment date is August 14, 2014.

The Company confirmed that its second quarter conference call will be held Wednesday, July 16, 2014, at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2013 and on Form 10-Q for the quarter ended March 31, 2014. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

CONTACT:	INVESTOR SERVICES/ASSISTANCE:
Jim Matthews Senior Vice President/CFO 256-963-8775	Gayle Ellis 256-963-8220

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	June 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$58,903	$58,298
Short-term investments	45,930	105,760
Accounts receivable, net	115,538	85,814
Other receivables	23,841	18,249
Inventory	89,239	90,111
Prepaid expenses	5,295	4,325
Deferred tax assets, net	15,054	17,083

Total Current Assets	353,800	379,640

Property, plant and equipment, net	75,265	76,739
Deferred tax assets, net	11,092	9,622
Goodwill	3,492	3,492
Other assets	12,087	11,180
Long-term investments	311,622	309,225

Total Assets	$767,358	$789,898

Liabilities and Stockholders’ Equity
Accounts payable	$62,103	$48,282
Unearned revenue	26,364	22,205
Accrued expenses	11,865	12,776
Accrued wages and benefits	15,930	14,040
Income tax payable, net	9,400	5,002

Total Current Liabilities	125,662	102,305

Non-current unearned revenue	15,213	14,643
Other non-current liabilities	24,424	22,144
Bonds payable	30,000	46,200

Total Liabilities	195,299	185,292

Stockholders’ Equity	572,059	604,606

Total Liabilities and Stockholders’ Equity	$767,358	$789,898

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Sales	$176,129	$162,233	$323,133	$305,246
Cost of sales	89,332	82,435	158,546	155,771

Gross Profit	86,797	79,798	164,587	149,475

Selling, general and administrative expenses	33,788	32,685	67,727	63,288
Research and development expenses	33,670	33,060	66,223	65,571

Operating Income	19,339	14,053	30,637	20,616

Interest and dividend income	1,054	1,674	2,348	3,442
Interest expense	(148)	(575)	(375)	(1,156)
Net realized investment gain	2,340	1,553	4,532	5,198
Other income (expense), net	(774)	129	(652)	(1,543)

Income before provision for income taxes	21,811	16,834	36,490	26,557

Provision for income taxes	(7,416)	(6,975)	(12,488)	(8,808)

Net Income	$14,395	$9,859	$24,002	$17,749

Weighted average shares outstanding – basic	55,409	59,056	56,077	60,443
Weighted average shares outstanding – diluted (1)	55,729	59,311	56,559	60,660

Earnings per common share – basic	$0.26	$0.17	$0.43	$0.29
Earnings per common share – diluted (1)	$0.26	$0.17	$0.42	$0.29

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net Income	$14,395	$9,859	$24,002	$17,749

Other Comprehensive Income (Loss), net of tax:
Unrealized gains (losses) on available-for-sale securities	1,219	(1,698)	298	(3,342)
Foreign currency translation	134	(1,713)	386	(1,390)

Other Comprehensive Income (Loss), net of tax	1,353	(3,411)	684	(4,732)

Comprehensive Income, net of tax	$15,748	$6,448	$24,686	$13,017

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$24,002	$17,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,467	7,373
Amortization of net premium on available-for-sale investments	2,272	3,315
Net realized gain on long-term investments	(4,532)	(5,198)
Net loss on disposal of property, plant and equipment	37	17
Stock-based compensation expense	4,149	4,340
Deferred income taxes	377	150
Tax benefit from stock option exercises	67	21
Excess tax benefits from stock-based compensation arrangements	(58)	(21)
Change in operating assets and liabilities:
Accounts receivable, net	(29,949)	(23,018)
Other receivables	(5,706)	(2,727)
Inventory	841	13,336
Prepaid expenses and other assets	(3,103)	(665)
Accounts payable	14,425	19,786
Accrued expenses and other liabilities	8,248	(6,587)
Income tax payable, net	4,442	1,094

Net cash provided by operating activities	22,979	28,965

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,919)	(3,201)
Proceeds from disposals of property, plant and equipment	1	—
Proceeds from sales and maturities of available-for-sale investments	166,518	224,163
Purchases of available-for-sale investments	(106,406)	(179,730)

Net cash provided by investing activities	55,194	41,232

Cash flows from financing activities:
Proceeds from stock option exercises	1,781	819
Purchases of treasury stock	(53,091)	(89,917)
Dividend payments	(10,137)	(10,982)
Payments on long-term debt	(16,500)	—
Excess tax benefits from stock-based compensation arrangements	58	21

Net cash used in financing activities	(77,889)	(100,059)

Net increase (decrease) in cash and cash equivalents	284	(29,862)
Effect of exchange rate changes	321	(1,036)
Cash and cash equivalents, beginning of period	58,298	68,457

Cash and cash equivalents, end of period	$58,903	$37,559

Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$423	$574

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three and six months ended June 30, 2014 and 2013 for both transactions are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets and other purchase accounting adjustments	$226	$287	$472	$580

NSN BBA acquisition
Amortization of acquired intangible assets	295	288	597	582
Amortization of other purchase accounting adjustments	294	342	655	752
Acquisition related professional fees, travel and other expenses	17	82	65	236

Subtotal	606	712	1,317	1,570

Total acquisition related expenses, amortizations and adjustments	832	999	1,789	2,150
Provision for income taxes	(276)	(333)	(592)	(713)

Total acquisition related expenses, amortizations and adjustments, net of tax	$556	$666	$1,197	$1,437

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and six months ended June 30, 2014 and 2013:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue (adjustments to deferred revenue recognized in the period)	$180	$235	$423	$497
Cost of goods sold	23	64	57	151

Subtotal	203	299	480	648

Selling, general and administrative expenses	24	113	79	274
Research and development expenses	605	587	1,230	1,228

Subtotal	629	700	1,309	1,502

Total acquisition related expenses, amortizations and adjustments	832	999	1,789	2,150
Provision for income taxes	(276)	(333)	(592)	(713)

Total acquisition related expenses, amortizations and adjustments, net of tax	$556	$666	$1,197	$1,437

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Stock-based compensation expense included in cost of sales	$119	$110	$235	$216

Selling, general and administrative expense	1,015	1,042	2,041	2,105
Research and development expense	958	956	1,873	2,019

Stock-based compensation expense included in operating expenses	1,973	1,998	3,914	4,124

Total stock-based compensation expense	2,092	2,108	4,149	4,340
Tax benefit for expense associated with non-qualified options	(296)	(310)	(580)	(617)

Total stock-based compensation expense, net of tax	$1,796	$1,798	$3,569	$3,723

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
GAAP earnings per common share – diluted	$0.26	$0.17	$0.42	$0.29

Acquisition related expenses, amortizations and adjustments	0.01	0.01	0.02	0.02
Stock-based compensation expense	0.03	0.03	0.06	0.06

Non-GAAP earnings per common share – diluted	$0.30	$0.21	$0.50	$0.37